EXHIBIT 10.6

Asset Purchase Agreement

This Asset Purchase Agreement (hereinafter referred to as this “Agreement”) is entered into as of June 1, 2005 in Shanghai, China by and between the following parties:

The Transferee: Acorn Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as “Party A”)

The legal address: Suite 669-05, Building No. 2, 351 Guo Shoujing Road, Zhangjiang Hi-Tech Park, Shanghai

The legal representative: Yang Dongjie

The Transferor: Tianjin BABAKA Technology Development Co., Ltd. (hereinafter referred to as “Party B”)

The legal address: 64 Chifeng Road, Heping District, Tianjin

The legal representative: Gao Peng

Whereas:

1.	Party B has the trademark right and the trademark application right to the word and picture trademarks of “BABAKA” as well as the patent right and the patent application right to products related to “BABAKA”;

2.	Party B has commissioned Party A to distribute “BABAKA” branded products on an exclusive basis in the mainland of China and, moreover, Party A directly commissions a third party to manufacture such products; and

3.	Subject to the terms hereof, Party B agrees to transfer, and Party A agrees to accept the transfer of, all the intangible assets in the “BABAKA” brand Party B legally owns.

In consideration of the aforesaid premises and the mutual commitments and undertakings as set forth below, the Parties hereby enter into the following agreement:

Article 1	Assets to Be Transferred

1.1	Party B proposes to transfer all the intellectual property rights related to the “BABAKA” branded products it legally owns, such as the trademark right, the patent right, the trademark application right and the patent application right, to Party A. For a list of the intellectual property rights related to the asset transfer hereunder, please see the attachment hereto.

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1.2	At the time of transfer of the aforesaid intellectual property rights, Party B shall hand over all the technical materials attached thereto to Party A.

Article 2	Consideration and Payment

2.1	The price of transfer of all the assets as set forth in Article 1 hereof (hereinafter referred to as the “Transferred Assets”) shall be RMB 500,000.

2.2	Party A shall pay the aforesaid price to Party B in two installments:

a.	Within ten business days after the effective date hereof, Party A shall pay Party B RMB 400,000; and

b.	Within ten business days after the transfer of all the intellectual property rights hereunder is approved by the Trademark Office and the Patent Office and the procedure for registration of such transfer is carried out, Party A shall pay Party B RMB 100,000.

Article 3	Transfer of Assets

3.1	Subject to the terms and conditions hereof, the transfer of the Transferred Assets shall commence as of the effective date hereof.

3.2	Party B shall carry out the transfer of the Transferred Assets to Party A in the following manner and, during such transfer, Party B is obligated to extend active cooperation and assistance to Party A so that the following matters concerning such transfer may be completed as soon as possible:

a.	Party B shall enter into a separate agreement with Party A with respect to the transfer of the trademark right and the trademark application right to the word and picture trademarks of “BABAKA” as well as the patent right and the patent application right to “BABAKA” and promptly complete the relevant procedure for such transfer in accordance with the provisions of relevant laws and regulations;

b.	Party B shall promptly hand over to Party A the “BABAKA” branded products and all the technical materials, customer information and other related materials attached to the intellectual property rights; and

c.	Party B shall promptly hand over to Party A all the other intangible assets related to the “BABAKA” branded products.

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3.3	Upon completion of the transfer of the Transferred Assets, the provisions hereof that are yet to be performed shall continue to be effective. After this Agreement becomes effective, the Parties shall jointly take the following necessary measures to ensure that the asset transfer hereunder will proceed smoothly:

a.	The Parties agree to complete such procedures as the hand-over of the Transferred Assets and the change of the name of the owner of such assets in the register as soon as possible in accordance with the relevant provisions of the state and within the time limit as specified by the state;

b.	Prior to completion of the transfer of all the Transferred Assets, Party B shall continue to hold such assets and the rights and interests thereunder on behalf of Party A and for its benefit, during which time Party A shall be entitled to all the income that may arise from or in connection with such assets, rights or interests;

c.	Party B undertakes that it will assume all the liabilities and obligations related to the Transferred Assets other than those expressly assumed by Party A in this Agreement or according to this Agreement; and Party A shall not bear any losses or assume any liabilities as a result of any liabilities incurred in connection with the Transferred Assets prior to the date of the transfer that should be assumed by Party B. If Party A sustains any losses as a result thereof, Party B shall compensate Party A for all such losses;

d.	Party B undertakes to Party A that, except as otherwise provided herein, as of the date of execution hereof, Party B shall no longer use the word trademark of “BABAKA”, use the original technology to manufacture any “BABAKA” branded products or products of the same or similar kind, or distribute any “BABAKA” branded products or products of the same or similar kind; and

e.	Party B is aware that Party A will directly commission a third part to manufacture “BABAKA” branded products using the proprietary technology and the “BABAKA” trademark, for which Party A shall pay such third party manufacturing charges, and Party A shall distribute such products; and Party B hereby acknowledges that the manufacture and distribution of “BABAKA” branded products by Party A and a third party commissioned by Party is a lawful act, which does not constitute an infringement upon any of Party B’s rights.

Article 4	Representations and Warranties

4.1	Party B’s Representations and Warranties

a.	Party B is an enterprise legal person organized, validly existing and in good standing under the laws of the PRC, and Party B has the qualifications and capacity to enter into this Agreement, perform its obligations hereunder and complete the asset transfer hereunder;

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b.	Party B has the legal title and other property rights to the Transferred Assets hereunder, and Party A shall not sustain any losses, nor shall its rights or interests be subject to any restrictions, as a result of any penalty, claim, order or demand any third party may impose on it for its acceptance of the transfer of such assets; and

c.	Party B undertakes that, if in the future Party B has developed some new technology related to the “BABAKA” branded products, Party A shall have the right of first refusal to accept the transfer of such technology.

4.2	Party A’s Representations and Warranties

a.	Party A is an enterprise legal person organized, validly existing and in good standing under the laws of the PRC, and Party A has the qualifications and capacity to enter into this Agreement, perform its obligations hereunder and complete the asset transfer hereunder;

b.	Party A lawfully owns its property, which is adequate to pay the price of the asset transfer hereunder. Once this Agreement is executed, it shall constitute a legal, valid and binding obligation of Party A, which shall pay Party B the proper price of the asset transfer in full in accordance with the provisions hereof and within the time limit as specified herein.

Article 5	Expenses

5.1	Each of the Parties shall bear its own legal fees and other expenses, charges and costs that may arise from or in connection with the negotiation and preparation hereof or the conclusion of this Agreement and all the transactions as contemplated herein.

5.2	Expenses that may be incurred in connection with the transfer of the assets hereunder, the change of the name of the owner of such assets in the register, and the registration modification with respect to such assets shall be borne by Party A.

5.3	When the Parties are going through the formalities for changing the name of the owner of the intellectual property rights in accordance with the provisions hereof, Party B shall not require Party A to make any additional payment for such transfer.

Article 6	Effectiveness, Modification and Termination of This Agreement

6.1	This Agreement shall become effective as of the date it is executed by the Parties.

6.2	After this Agreement has become effective, neither Party shall unilaterally modify, terminate or rescind it if the Parties have not reached agreement thereon through consultation.

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Article 7	Liability for Breach of Contract

7.1	Except as otherwise expressly provided herein, breaches of contract by the Parties hereto shall include but not be limited to the following:

a.	violation of any of the provisions hereof;

b.	violation of any of the representations, warranties or undertakings made herein by either of the Parties; and

c.	violation of any other obligation either of the Parties shall assume hereunder.

7.2	If either of the Parties commits any of the breaches of contract as set forth in Article 7.1 above, the breaching Party shall be liable to the other Party for such breach and compensate the other Party for any losses it may sustain as a result thereof. The other Party may grant the breaching Party a reasonable period of grace in which the breaching Party shall be required to take remedial measures to rectify such breach. If the breaching Party fails to take any remedial measures within such reasonable period of grace, the other Party shall have the right to terminate this Agreement and require that the breaching Party compensate it for any losses it may sustain as a result thereof, including but not limited to all the reasonable expenses that may be incurred in connection with the execution and performance hereof (including expenses and costs incurred in connection with the engagement of the various intermediary agencies), provided, however, that such compensation shall not exceed losses that, at the time of execution hereof, the breaching Party foresaw or should have reasonably foreseen its breach hereof might cause to the other Party.

Article 8	Settlement of Disputes

8.1	If any dispute arises from or in connection with this Agreement, the Parties shall settle such dispute through friendly consultation. If such consultation proves unsuccessful, either Party shall have the right to initiate legal proceedings with respect to such dispute in the people’s court at the place where this Agreement is executed.

Article 9	General Provisions

9.1	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and this Agreement, together with the attachments hereto, constitutes the expression of all the common intents of the Parties hereto. This Agreement supersedes all oral or written understandings, agreements or intents the Parties reached or expressed prior to the date of execution hereof with respect to the transactions contemplated herein.

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9.2	Headings of the articles hereof are inserted for convenience only and shall not affect the meaning or interpretation hereof.

9.3	This Agreement is executed in four originals, two of which shall be kept by each of the Parties hereto. The Parties may execute duplicates of this Agreement when necessary.

Acorn Information Technology (Shanghai) Co., Ltd. (Seal)

The Authorized Representative:             Xi Man             (Signature)

Tianjin BABAKA Technology Development Co., Ltd. (Seal)

The Authorized Representative:             Gao Peng             (Signature)

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Attachment to the Asset Purchase Agreement

I.	Trademarks

1.	Certificates of Registration

	No. of Trademark Registration	Trademark	Category	Number
1	Registered Trademark No. 1529848	BABAKA	27	1

2	Registered Trademark No. 1550623	BABAKA	29	1

3	Registered Trademark No. 1549039	B^B^K^	24	1

4	Registered Trademark No. 1594799	B^B^K^	30	1

5	Registered Trademark No. 1445981	BeiBeiJia	42	1

6	Registered Trademark No. 1736985	allittle	25	1

7	Registered Trademark No. 1207560		10	1

Attachments: Notice of Approval of Transfer of Registered Trademark and Certificate of Approval of Transfer of Registered Trademarks

8	Registered Trademark No. 1305564		18	1

Attachments: Notice of Approval of Transfer of Registered Trademark and Certificate of Approval of Transfer of Registered Trademarks

9	Registered Trademark No. 1313366	Back Beat	25	1

Attachment: Notice of Acceptance of Application for Transfer of Registered Trademark

10	Registered Trademark No. 1320831		25	1

Attachments: Notice of Approval of Transfer of Registered Trademark and Certificate of Approval of Transfer of Registered Trademarks

2.	Notices of Acceptance of Application for Trademark Registration

No. of Acceptance of Application for Trademark Registration	Trademark	Category	Number
Application No.: 4350976		10	1

Application No.: 4350977		25	1

Application No.: 4350978		18	1

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3.	Notice of Acceptance of Application for Transfer of Registered Trademark

Application No.	Registration No.	Number
Application No.: 200444043	Registration No.: 1636652	1

II.	Certificates of Authentication

1	Certificate of Appraisal of the Brand Value of “BABAKA”	Original	1

Issued by Beijing Famous Brand Asset Appraisal Firm on December 2, 1999

2	Certificate of Authentication of Famous Brand of “BABAKA” Posture Correction Strap	Original	1

Issued by the Tianjin Municipal Administration for Industry and Commerce on December 28, 1999

III.	Contracts

1	Technology Transfer Contract (with Zhang Min)	Original	1

IV.	Patents

1	Application for “Gao Peng” Patent and Notice of Acceptance of Application	Original	1

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